UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Post Office Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 8, 2005, Fountain Powerboat Industries, Inc. (the “Company” or “we” or “us”) issued a press release setting forth certain consolidated financial results for the fiscal year ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

On September 1, 2005, the Audit Committee of the Board of Directors of the Company concluded that its previously issued consolidated financial statements for the fiscal year ended June 30, 2004 and the quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005, as well as earnings releases and similar communications relating to such periods, should no longer be relied upon. The Company will restate the consolidated financial statements as previously reported by filing an amendment to its Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and by filing amendments to its Quarterly Reports on Form 10-Q for quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005.

The amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 will contain adjustments that will affect revenue, assets and liabilities. As a result of these adjustments, the Company estimates that net income in the fiscal year ended June 30, 2004 will be decreased by approximately $700,000 to $800,000 (or $0.15 to $0.17 per share) and that retained earnings will be decreased by approximately $700,000 to $800,000.

The amendment to the Company’s Quarterly Report on Form 10-Q for quarterly period ended September 30, 2004 will contain adjustments that will affect revenue, cost of goods sold and selling expense in that period and we estimate that net income and stockholders equity will be decreased by approximately $575,000 to $625,000 (or $0.11 to $0.12 per share). The amendment to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004 will contain adjustments that will affect revenue, cost of goods sold and selling expense for that period and we estimate that net income and stockholders equity will be increased by approximately $150,000 to $200,000 (or $0.03 to $0.04 per share). The amendment to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 will contain adjustments that will affect revenue, cost of goods sold and selling expense for that period and we estimate that net income and stockholders equity will be increased by approximately $100,000 to $150,000 (or $0.02 to $0.03 per share).

Background:

The Company, through its internal audit review process, identified certain accounting errors made during the quarterly periods ended September 30, 2004, December 31, 2004 and March 31, 2005. It was discovered that there were omissions and errors in the entry and reconciliation of certain items to the general ledger during these periods. These accounting errors will be corrected in the restatement. These errors occurred as a result of human error, coupled with certain weaknesses in internal controls over financial reporting. The Company’s controller at the time, who was solely responsible for such entries, is no longer with the Company and has not cooperated with us during this process. The Company has taken steps to implement improvements in its system of internal controls over financial reporting to reduce the likelihood that omissions or errors in the general ledger entries will occur in the future. Such steps include, but are not limited to, an increase in the number of accounting and financial reporting personnel at the Company and the implementation of controls to verify and reconcile the entry of items to the general ledger.

Additionally, as a result of its internal audit review of the adjustments that were made during the audit process for the fiscal year ended June 30, 2004 and included in financial statements reported in the Company’s Annual Report on Form 10-K for that period, the Company has identified certain accounting errors that had the effect of increasing revenue and assets and decreasing liabilities. These errors will be corrected in the restatement. Although these accounting errors were adjustments made as part of the year-end audit process, neither the Company nor our former independent accountants that conducted this audit, were able to produce sufficient documentation to reconcile the erroneous adjustments. Also, as noted above, the Company’s controller at the time is no longer with the Company and has not cooperated with us during this process. We have engaged the former independent accountants in connection with the restatement and they have reviewed and agree with the range of the adjustments we propose to make in the restatement and have indicated to us that they will re-issue their audit report at the time we file the amendment to our Annual Report on Form 10-K.

On August 18, 2005, August 25, 2005 and September 1, 2005, senior management and the Audit Committee discussed this matter with the Company’s current independent accountants and the former independent accountants that audited the June 30, 2004 financial statements. On September 1, 2005, the Audit Committee approved the restatement of its consolidated financial statements described above. Investors should look to the revised financial information regarding the restatement in the Company’s amendments to its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q discussed above which we expect to file in late September 2005.

*        *        *

The statements in this Current Report on Form 8-K that are not historical facts are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward looking statements include the expectation as to the timing of the filing of the Company’s amendments to its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q discussed above, and the amounts involved in the restatements. Such statements are estimates and are subject to change based on the further review and work being done during this process by the Company and its current and former independent accountants. These and other factors could cause our actual results in the restated financial statements to differ materially from those set forth or implied by the forward looking statements.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished with this Report:

Exhibit No.	Exhibit Description

99.1	Copy of our press release dated September 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC. (Registrant)

Date:	September 8, 2005	By:	/s/ Irving L. Smith
Irving L. Smith Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Copy of our press release dated September 8, 2005